Exhibit 99.2
Ad Hoc Group 6-1-2016

Restructuring Proposal - Summary of Key Terms

IMPLEMENTATION	■ Transaction to be implemented in-court through a pre-arranged bankruptcy filing
■ All court filings and definitive documentation concerning the restructuring shall be in form and substance acceptable to the ad hoc group of holders (the “Ad Hoc Group”) of the $300 million 1.75% Senior Convertibles Notes due March 2017 (the “Converts”) and 7.50% Senior Notes due 2022 (the “2022 Notes”)

TREATMENT OF REVOLVING LENDERS	■ No borrowing base deficiency payments are made post May 2016
■ At closing / emergence, revolving lenders to receive (i) cash paydown to conform to a $300 million borrowing base; and (ii) take-back debt at the following terms:
• Five-year revolving credit facility with total commitments of $500 million
• Borrowing base subject to semi-annual redetermination based on NYMEX strip pricing beginning on June 30, 2018 with a minimum $300 million borrowing base through 2Q’18
• L + 250 - 350bps (based on availability grid - implies 100bps increase to existing facility)
• Financial covenants through the end of the maturity with adequate cushions to business plan; provided that the business plan shall be acceptable in form and substance to the Ad Hoc Group
TREATMENT OF UNSECURED CREDITORS	■ Conversion of both Converts and 2022 Notes claims ($1,075 million), on a pro rata basis, into the following:
● $475 million of Second Lien Notes
• Coupon: 1% in first year, 5% in second year, 10% thereafter, payable semi-annually in cash
• Maturity: 5 year; callable after year 3 (105% in year 4, par thereafter)
● $165 million of non-convertible PIK Preferred Stock
• Dividend: 12%, payable in cash or kind at the Company's election
• Maturity: 12 years, redeemable in cash at accreted value after year 3; redeemable at maturity in cash
● 87.5% of the common equity; provided that such equity shall be subject to dilution including, without limitation, in connection with any management equity incentive plan and future issuances of common equity from time to time

■ Subject to the Ad Hoc Group's approval of the long-term business plan, cash collateral budget and definitive documentation
■ Certain other unsecured creditors may also share in pro rata allocation of Second Lien Notes, PIK Preferred Stock and common equity¹
■ Critical vendor program, convenience class, and treatment of other unsecured creditors TBD
TREATMENT OF EXISTING SHAREHOLDERS
■ Stockholders to receive reorganized equity in the form of 12.5% of the common equity; provided that such equity shall be subject to dilution including, without limitation, in connection with any management equity incentive plan and future issuances of common equity from time to time

CAPITAL RAISE PROCESS	■ Company shall pursue a process for a new junior capital investment or an M&A partner
• Process shall be acceptable to the Ad Hoc Group and shall include provisions to provide direct access between the Ad Hoc Group and interested parties
OTHER	■ Company shall renegotiate (or reject, as applicable) certain unfavorable contracts on terms acceptable to the Ad Hoc Group
■ Company shall resolve issues related to the provisions of additional collateral to BOEM on terms acceptable to the Ad Hoc Group
■ Restructuring support agreement (“RSA”) to be executed by June [__], 2016; timeline for in-court filing TBD
• RSA to provide for payment of fees and expenses of legal and financial advisors to the Ad Hoc Group
■ RSA shall provide for the corporate governance of the reorganized company, including, but not limited to, the size and structure of a reconstituted board of directors and other standard provisions acceptable to the Ad Hoc Group; provided that, the Ad Hoc Group shall select the initial board of directors and require definitive documents providing for corporate governance in form and substance acceptable to the Ad Hoc Group

■ RSA shall provide for implementation of management equity incentive plan, with the amount determined and approved by the Ad Hoc Group and the form, allocation and any limitations thereon to be determined by the new board of directors

■ Customary full releases and exculpation, including for RSA signatories and their professionals

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¹ Discuss election for certain other non-critical unsecured claims to receive either (i) cash payout at discount or (ii) equity.